EXHIBIT 3.1 - Articles of Incorporation of Registrant, July 2, 1992


ARTICLES OF INCORPORATION OF BIODYNE, INC.


ARTICLE ONE

The name of the Corporation is Biodyne, Inc.


ARTICLE TWO

The period if its duration is perpetual.


ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


ARTICLE FOUR

The aggregate number of shares which the Corporation shall have the authority to issue is One Million (1,000,000). The shares shall have no par value.


ARTICLE FIVE

The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.


ARTICLE SIX

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

          Chris M. Hymel
          2520 County Road 81
          Rosharon, TX 77583


ARTICLE SEVEN

The number of trustees constituting the initial Board of Directors of the Corporation is four (4), and the names and addresses of the persons who are to serve as the initial Directors are:

          Al Davies                             H. Martin Blacker
          12522 Bohemme                         2703-1 Mid Lane
          Houston, TX 77024                     Houston, TX 77027


          Chris M. Hymel                        Malcolm Skolnick
          3515 County Road 81                   733 Brogden
          Rosharon, TX 77583                    Houston, TX 77024


ARTICLE EIGHT

The name and address of the Incorporator is:

          Chris H. Hymel
          2520 County Road 81
          Rosharon, TX 77583
          (713) 431-1600


IN WITNESS HEREOF: I have hereunto set my hand this 4th day of June, 1992.



                                       /s/ Chris M. Hymel
                                       ------------------------------------
                                       Chris M. Hymel, Incorporator